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                           EXHIBIT 11

            COMPUTATION OF EARNINGS PER COMMON SHARE

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                                                               Exhibit 11

                     THE BLACK & DECKER CORPORATION
                      -----------------------------

                    COMPUTATION OF EARNINGS PER SHARE
                           ---------------------------------

               (Amounts in Millions Except Per Share Data)

                                          For Nine Months Ended
                                           ---------------------

                                   October 2, 1994       October 3, 1993
                                     -----------------     ------------------
                                            Per                     Per
                                 Amount      Share         Amount      Share
                                 ------      -----         ------      -----
Primary:
- -------

Average shares outstanding        84.1                  83.6

Dilutive stock options and
  purchase plans--based on the
  Treasury stock method using
  the average market price       (Note 1)            (Note 1)
                                 --------            --------

Adjusted shares outstanding       84.1                  83.6
                                 =====               =======


Net earnings                     $66.9               $  23.6


Less preferred stock dividend      8.8                   8.8
                                 -----               -------

Net earnings attributable to
  common stock                   $58.1     $.69      $  14.8     $  .18
                                 =====     ====      =======     ======



Fully Diluted:  (Note 2)
- -------------

Average shares outstanding        84.1                  83.6

Dilutive stock options and
  purchase plans--based on the
  Treasury stock method using
  the average market price       (Note 1)             (Note 1)
                                 --------            ---------

Adjusted shares outstanding       84.1                  83.6

Average shares assumed to be
  converted through convertible
  preferred stock                  6.4                   6.4
                                 -----               -------

Fully diluted average
  shares outstanding              90.5                  90.0
                                 =====               =======


Net earnings                     $66.9     $.74      $  23.6     $  .26
                                 =====     ====      =======     ======

Notes:  1.  Dilutive effect of common stock equivalents is less than 3% for the nine- month periods ended October 2, 1994, and October 3, 1993, and has not been shown.

        2. The calculation of fully diluted earnings per share is anti-dilutive and, therefore, is not presented in the financial statements.
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
                                                               Exhibit 11

                     THE BLACK & DECKER CORPORATION
                      -----------------------------

                    COMPUTATION OF EARNINGS PER SHARE
                           ---------------------------------

               (Amounts in Millions Except Per Share Data)

                                          For Three Months Ended
                                           ----------------------

                                   October 2, 1994       October 3, 1993
                                     -----------------     ------------------
                                            Per                     Per
                                 Amount      Share         Amount      Share
                                 ------      -----         ------      -----
Primary:
- -------

Average shares outstanding        84.4                83.7

Dilutive stock options and
  purchase plans--based on the
  Treasury stock method using
  the average market price       (Note 1)            (Note 1)
                                       --------      --------

Adjusted shares outstanding       84.4                83.7
                                 =====               =====


Net earnings                     $29.3               $19.5


Less preferred stock dividend      2.9                 2.9
                                 -----               -----

Net earnings attributable to
  common stock                   $26.4     $.31      $16.6       $.20
                                 =====     ====      =====       ====



Fully Diluted:  (Note 2)
- -------------

Average shares outstanding        84.4                83.7

Dilutive stock options and
  purchase plans--based on the
  Treasury stock method using
  the average market price       (Note 1)            (Note 1)
                                 --------            --------

Adjusted shares outstanding       84.4                83.7

Average shares assumed to be
  converted through convertible
  preferred stock                  6.4                 6.4
                                 -----               -----

Fully diluted average
  shares outstanding              90.8                90.1
                                 =====               =====


Net earnings                     $29.3     $.32      $19.5       $.22
                                 =====     ====      =====       ====


Notes:  1.  Dilutive effect of common stock equivalents is less than 3% for the three- month periods ended October 2, 1994, and October 3, 1993, and has not been shown.

        2. The calculation of fully diluted earnings per share is anti-dilutive and, therefore, is not presented in the financial statements.

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